Exhibit 2.1











                          AGREEMENT AND PLAN OF MERGER







                            dated as of July 2, 2001



                                  by and among


                         Cardiac Control Systems, Inc.,

                        Nineteenth Acquisition Sub, Inc.,

                    Kersey, Scillia, Forster and Brooks, Inc.

                                       and

                            Remodelers Holdings, Inc.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of July 2, 2001, by and among Remodelers Holdings, Inc. ("Acquiror"), a Delaware corporation, Cardiac Control Systems, Inc., a Delaware corporation (the "Company"), Nineteenth Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition Sub") and Kersey, Scillia, Forster and Brooks, Inc., as agent for the Company (the "Agent").


                                 R E C I T A L S


         This Agreement contemplates a transaction in which Acquiror will acquire ninety-five percent (95%) of the outstanding stock of the Company for cash and stock through a reverse merger (the "Merger") of Acquisition Sub with and into Acquiror.

         As a result of the Merger, Acquiror will become a wholly-owned subsidiary of the Company and the stockholders of Acquiror will become stockholders of ninety-five percent of the outstanding shares of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, intending to be legally bound hereby, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


                                    AGREEMENT


1.       Transactions on or Prior to the Closing Date.

1.1      The Merger.

         (a) Subject to the terms and provisions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.1(d)), Acquisition Sub shall be merged with and into Acquiror. Acquiror shall be the surviving corporation of the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate corporate existence of the Acquisition Sub shall cease. For federal income tax purposes, the parties intend that the Merger shall qualify as a tax-free reorganization under Section 351 and Section 368 of the Internal Revenue Code of 1986, as amended.

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, commencing at 10:00 a.m. local time the later to occur of (a) the day after the day on which the Confirmation Order becomes a Final Order under the Plan; or (b) the day following the date on which all the conditions set forth in Section 4 and Section 6 have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself); or (c) such other date as the Parties may mutually determine (the "Closing Date").

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         (c) Actions at the  Closing.  At the  Closing,  (i) the Company and the
Agent will deliver to Acquiror the various certificates, instruments, and documents referred to in Section 4 below, (ii) Acquiror will deliver to the Company the various certificates, instruments, and documents referred to in
Section 6 below, and (iii) Acquisition Sub and Acquiror shall file with the Secretary of State of the State of Delaware a properly executed Certificate of Merger.

         (d) Effect of Merger.

                  (i) General. The Merger shall become effective at the time (the "Effective Time") the parties to this Agreement shall file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the DGCL. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company, Acquisition Sub or Acquiror in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be and remain the Certificate of Incorporation of the Surviving Corporation until such Certificate of Incorporation is amended, altered or repealed as provided by law.

                  (iii) Bylaws. The Bylaws of the Surviving Corporation shall be and remain the Bylaws of the Surviving Corporation until such Bylaws are amended, altered or repealed as provided by law.

                  (iv) Directors and Officers. The directors and officers of Acquiror shall remain the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                  (v) Conversion of Capital Stock of Acquisition Sub. At and as of the Effective Time, each issued and outstanding share of capital stock of Acquisition Sub shall be canceled and neither shares of capital stock of the Surviving Corporation nor any cash, property, rights, other securities or obligations of the Surviving Corporation shall be issued therefor, except as provided in Section 1.2 below.

         (e) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, title to and possession of any property or right to Acquiror or Acquisition Sub, as the case may be, acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Company, the Agent and each of Acquiror and Acquisition Sub and their respective proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to, and the possession of such property or rights in, the Surviving Corporation and otherwise to carry out the purposes

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

of this Agreement, and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Acquiror or Acquisition Sub or otherwise to take any and all such action.

         1.2 Merger Consideration.

         (a) Purchase Price. Ten calendar days prior to the confirmation of the Plan, Acquiror shall pay an aggregate of $145,000 to the Liquidating Trust (as defined in the Debtor's Second Amended Chapter 11 Plan of Reorganization (the "Plan"), relating to In re: Cardiac Control Systems, Inc., Case No. 99-06852-3P1) by wire transfer in immediately available funds to Stutsman & Thames, P.A., counsel for the Company.

         (b) Cancellation of Company Shares. Except as provided in Section 1.2(c) below, at and as of the Effective Time, each outstanding share of capital stock the Company, conversion rights, warrants and options to purchase any share of capital stock of the Company, and other equity interest issued and outstanding or held in the Company's treasury shall automatically be canceled and extinguished without conversion hereof and no payment shall be made in respect thereof according to the provisions of the Plan. No share of capital stock of the Company shall be deemed to be outstanding or to have any rights after the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of capital stock of the Company that were outstanding immediately prior to the Effective Time and that are to be converted into the right to receive the any shares of Common Stock, as provided in this Section 1.2.

         (c) Distribution of Shares. At Closing, the Company shall issue: (A) an aggregate of 250,000 shares of common stock of the Company (the "Common Stock") to the Agent, the Company's creditors and certain of the Company's stockholders, to be issued to such persons and in such amounts as provided in the Plan; (B) an aggregate of 20,000 shares of Common Stock to the Liquidating Trust to be sold and applied to the payment of certain of Acquiror's administrative costs and fees associated with the Merger, as provided in the Plan; (C) an aggregate of 4,730,000 shares of Common Stock to holders of common stock of Acquiror on a pro rata basis according to their ownership of common stock of Acquiror; and (D) shares of preferred stock in such amounts and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions comparable to any class of preferred stock of Acquiror outstanding immediately prior to the Effective Time.

         (d) Payment in Full. The Merger Consideration for which the capital stock of the Company shall have been issued pursuant to this Section 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to such capital stock upon the notation on the stock transfer books of the Company on receipt of such capital stock by a recipient thereof.

         (e) Exchange of Certificates. At the Closing, the Company shall tender or cause to be tendered to Acquiror the certificates representing the capital stock of the Company issued and outstanding prior to the Effective Time, each of which certificates shall be duly endorsed in blank for transfer to and in the name of Acquiror. Until such exchange has occurred, each certificate which prior to the Merger represented any shares of capital stock of the Company shall be canceled or shall be deemed, as appropriate, for all purposes and without any

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

further act or deed on the part of the holder thereof, to evidence ownership of such portion of the amount of Common Stock, if any, described in Section 1.2(c) above.

         (f) Certificate of Incorporation. The Certificate of Incorporation of the Company shall be amended and restated at and as of the Closing substantially in the form attached hereto as Exhibit A.

         (g) Bylaws. The Bylaws of the Company shall be amended and restated at and as of the Closing substantially in the form attached hereto as Exhibit B.

         (h) Directors and Officers. The officers and directors of the Company shall submit their resignations effective as of the Closing.

         2. Representations and Warranties of the Company. The Company and the Agent, as applicable, represent and warrant to Acquiror that the statements contained in this Section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section), except as set forth in the Schedules attached hereto. The Parties acknowledge that all of the assets and liabilities of the Company shall be transferred to the Liquidating Trust and the transfer of all such assets to the Liquidating Trust will not be deemed to be a breach of any of the following representations. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedule identifies the exception with particularity and describes the relevant facts in detail. The Schedules shall be arranged to correspond to the lettered and numbered paragraphs contained in this Section.

         2.1 Organization and Qualification; Subsidiaries.

         (a) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. Contingent upon the approval of the Plan by the Bankruptcy Court, the Company will have the power to own, lease and operate its properties and assets and to carry on its business in the manner contemplated by its organizational documents. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, the stock record books, true and complete copies of the Certificate of Incorporation, or other charter documents, and Bylaws of the Company in effect on the date hereof have been delivered to Acquiror.

         (b) Other than Acquisition Sub, the Company has no subsidiaries and does not own an equity interest in any corporation, partnership, joint venture, limited liability company or other business entity which will not be transferred to the Liquidating Trust pursuant to the Plan.

         2.2 Capitalization.

         (a) The authorized capitalization of the Company consists of 30,000,000 shares of common stock, par value $0.10 per share (the "Company Common Stock"), of which 5,979,579.49 shares are issued and outstanding and 24,020,420.51 are held in treasury. At the Closing, all of the outstanding Company Common Stock will be owned by the holders thereof as listed on the stock record books of the

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Company  previously  delivered to Acquiror.  All of the Company Common Stock was and will be validly issued and outstanding and is fully paid and non-assessable. The Company Common Stock was issued in conformity with applicable law and neither any party to whom such Company Common Stock was issued nor any person claiming through any such party has any claim against the Company in respect of
any  such  issuance.   There  are  no  voting  trusts  or  other  agreements  or
understandings to which the Company is a party with respect to the voting of the Company Common Stock. The Company is not party to nor bound by any agreement relating to or restricting the transfer of the Company Common Stock, except for this Agreement.

         (b) Upon Confirmation of the Plan, all subscriptions, options, rights, warrants, convertible securities and other agreements or commitments obligating the Company to issue or to transfer any additional capital stock and any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any capital stock of the Company shall be canceled or terminated. There are no preemptive rights relating to the Company's capital stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding capital stock or other ownership interest in the Company.

         2.3 Undisclosed Liabilities. The Company does not have any liability and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability which will not be discharged upon Confirmation of the Plan.

         2.4 Tax Matters. Except as set forth in Schedule 2.4, within the times and in the manner prescribed by law, the Company has filed all federal, state, local and foreign returns for Taxes (as defined below) ("Returns") required to be filed in any jurisdiction (including, without limitation, informational returns) and such Returns are complete, true and correct in all material respects; all Returns filed by the Company complied in all material respects with the tax laws, rules and regulations, as presently interpreted, applicable to such Returns; the Company has not waived or extended any statute of limitations relating to the assessment of any federal, state, county, local or foreign income, franchise or other taxes ("Taxes"); and no audit or examination of any of the Returns of the Company or any Subsidiary is currently in progress or threatened or has occurred in the past. All Taxes required to be paid pursuant to such Returns have been paid on or before their respective due dates.

         2.5 Litigation and Claims.

         (a) Litigation Pending or Threatened. Except as described in the Plan, there is no action, suit, arbitration proceeding, including any grievance proceeding, or investigation pending or, to the knowledge of the Company, threatened, before any court, tribunal, panel, master or governmental agency, authority or body, arbitrator or by any third party in which the Company is a party or to which its business or properties are subject that may result in cost or liability to the Company. None of the directors and officers of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

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

         (b) Violation of Law. Except as set forth in Schedule 2.5(b), the Company is not in violation of any provision of any law, decree, order or regulation applicable to the Company or its business or properties. The Company is not a party to any consent decree issued by any governmental agency, authority or body.

         2.6 Properties and Assets.

         (a) The Company does not own, lease or sublease any real property.

         (b) Environmental, Health, and Safety Matters.

                  (i) The Company has complied and is in compliance with all Environmental, Health, and Safety Requirements. "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  (ii) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses, certificates and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses, certificates and other authorizations will have been provided to the Acquiror prior to the Closing.

                  (iii) The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (iv) Except as described in Schedule 2.6(b)(iv), none of the following exists at any property or facility previously owned or operated by the Company or any Subsidiary: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas. All documentation regarding any matter described in Schedule 2.6(b)(iv) has been delivered to Acquiror. "Subsidiary" means, with the sole exception of

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         Acquisition Sub, any corporation,  a majority of the outstanding voting securities of which are owned directly or indirectly by the Company, or any partnership, joint venture or other enterprise in which the Company has, directly or indirectly, any equity interest.

                  (v) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

                  (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (vii) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person or entity relating to Environmental, Health, and Safety Requirements.

                  (viii) No facts, events or conditions relating to any past or present facilities, properties or operations of the Company, or any of its respective predecessors or Affiliates (as defined under the Securities Act of 1933, as amended) will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (ix) Schedule 2.6(b)(ix) (a) lists the location, by mailing address, of all real property owned or leased at any time by the Company or the respective predecessors or Affiliates of the Company or its Subsidiaries and (b) describes briefly, for each location, all operations ever undertaken there by the Company, its Subsidiaries, or the respective predecessors or Affiliates of the Company or its Subsidiaries, and indicates the duration of each such operation.


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         (c) Personal Property.

                  (i) The Company does not own any buildings, machinery, equipment, or other tangible personal property, whether owned or subject to any (i) lease or sublease, (ii) license, (iii) rental agreement, (iv) contract of sale or (v) other agreement to which the Company is a party which will not be disposed of or discharged upon Confirmation of the Plan.

                  (ii) The Company does not own or have any right to use any patent, trademark, trade name or copyright, nor is the Company party to any license, agreement or other permission granted to or from any third party with respect to any of the foregoing which will not be disposed of or discharged upon Confirmation of the Plan.

         2.7 Contracts. Except as described in Schedule 2.7, the Company is not party to any contract, agreement, commitment, note, evidence of indebtedness, mortgage, security agreement or other agreement or instrument, whether or not entered into in the ordinary course of business, that will not be discharged pursuant to the Plan. The Company has delivered to Acquiror a complete and correct copy of each written agreement listed in Schedule 2.7 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 2.7.

         2.8 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         2.9 Insurance. Neither the Company nor any Subsidiary has any liability or obligation of any nature, whether direct, indirect, absolute, accrued, contingent or otherwise, and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation (a "Liability"), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability arising out of any obligation of the Company or any Subsidiary for contribution, reimbursement or subrogation relating to any insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, named insured, or otherwise the beneficiary of coverage.

         2.10 Product Liability. The Company has no Liability, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company or any Subsidiary.


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

         2.11 Employees.

         (a) There are no accrued obligations of the Company (whether arising by operation of law, by contract or past custom) for payments by the Company, to trusts or other funds or to any governmental agency with respect to unemployment compensation benefits, social security benefits or any other benefits for present or former employees of the Company which will not be discharged upon Confirmation of the Plan.

         (b) All employment contracts and other obligations of the Company (whether arising by operation of law by contract, by past custom or otherwise) for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to the officers, directors or other employees of the Company or any Subsidiary in respect of the services rendered by any of them have been paid or discharged pursuant to the Plan.

         2.12 Employee Benefit Plans. The Company does not maintain or contribute to (nor does it have any obligation or liability which will not have been paid or discharged pursuant to the Plan under) any plan, program, policy or arrangement relating to any employee, director or officer of the Company (or any individual who has performed services for or on behalf of the Company), including, but not limited to, any "Employee Benefit Plan" nor does the Company maintain or contribute to any retirement, termination, severance, benefit or other similar plans or agreements for employees and former employees of the Company. "Employee Benefit Plan" means: (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, but not limited to, a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA; (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA); (iii) any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation, or other forms of incentive compensation or post-retirement compensation by the Company (or any entity treated as a single employer with the Company under sections 414(b), (c), (m) and (o) of the Code (collectively these entities are "ERISA Affiliates"); (iv) each agreement with any employee or director of any Company or ERISA Affiliate
(A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving any such Company or ERISA Affiliate, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such employee or director; (v) each agreement, plan or arrangement under which any person may receive payments from any Company or ERISA Affiliate that may be subject to a Liability under Section 4999 of the Code or included in the determination of such person's parachute payment under Section 280G of the Code; and (vi) each other agreement, plan or arrangement, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan and severance benefit plan.

         2.13 Indebtedness to and from Officers, Directors, Stockholders and Employees. The Company does not have any financial obligation, and is not otherwise indebted, to any person who is an officer, director, stockholder or employee of the Company, or to any spouse, child or relative of any such person or to any entity controlled directly or indirectly by such person, in any amount whatsoever which will not be paid or discharged upon Confirmation of the Plan.

         2.14  Agreement  Not in  Breach of  Certain  Instruments.  Neither  the
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or result in a breach of any of the terms and provisions of, or constitute a violation or default (or an event that with notice or lapse of time, or both, would constitute a default) under, or conflict with, (a) any contract, agreement, instrument or permit to which the Company is or may be bound, (b) any judgment, decree, order or award of any court, governmental body or arbitrator to which the Company is a party, or (c) any law, rule or regulation applicable to the Company.

         2.15 Regulatory Approvals. Except as set forth in Schedule 2.15, and other than the filing of any confirmation of the Plan, and except as have been obtained, no consent, declaration, filing or approval or authorization of, or registration with, any federal, state, municipal or local governmental or regulatory authority or any other person is required in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby by the Company.

         2.16 No Undisclosed Liabilities. Except as and to the extent disclosed in the schedules to the Plan, the Company does not have any Liability.

         2.17 Disclosure. Except as contemplated by or disclosed in this Agreement and in the Schedules hereto, there is no fact or circumstance within the knowledge of the Company that would reasonably result in any material adverse effect on the Company's or the Surviving Corporation's business, operations, properties, assets, condition or results of operations, financial or otherwise, taken as a whole. None of the statements or information contained in any of the representations, warranties or covenants of the Company set forth in this Agreement (including the Schedules and other certificates, agreements or other documents to be furnished hereunder) or in any other document or written statement furnished to the Acquiror by the Company contains or will contain any misstatement of a material fact or omission to state a material fact necessary to make the statements contained herein or therein not misleading.

         2.18 Brokerage. Except as set forth in Schedule 2.18, the Company has not dealt with any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions. The Company is not indebted to any party listed in Schedule 2.18.

         2.19 Authorization of Agreement.

         (a) The Company and the Agent each have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of each of the Company and the Agent, and no other proceedings on the part of either of the Company or the Agent are necessary.

         (b) This Agreement and all other agreements herein contemplated to be executed in connection herewith by the Company have been duly executed and delivered by or for the benefit of the Company, and constitute binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company is not, and immediately prior to the Closing Date, the Company will not be, a party to, subject to or bound by any provision of the Certificate of Incorporation or Bylaws of the Company, or any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

         2.20 SEC Reports. The Company Common Stock is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as described in Schedule 2.20, the Company is in compliance with its reporting and filing obligations under the Exchange Act. The Company has made available to the Acquiror (a) its annual reports to stockholders and its Annual Reports on Form 10-K for the last two fiscal years such documents are available and (b) all of its Quarterly Reports on Form 10-Q and each other report, registration statement or definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") for the last two fiscal years such documents were filed with the SEC (collectively, the "SEC Reports"). The SEC Reports do not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Representations and Warranties of Acquiror. Acquiror represents and warrants to the Company as follows:

         3.1 Organization; Liability. Acquiror is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power to own, lease and operate its properties and assets and to carry on its businesses in the manner in which such businesses are now being conducted.

         3.2 Authority. Acquiror has the requisite corporate power, and prior to the Closing Date will have taken all corporate action necessary, to execute, deliver and perform this Agreement. This Agreement and all other agreements herein contemplated to be executed by Acquiror have been duly executed and delivered by Acquiror and have been authorized by all necessary corporate action on the part of Acquiror and constitute (or upon execution will constitute) legal, valid and binding obligations of Acquiror enforceable against Acquiror in accordance with their respective terms.

         3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Acquiror is subject or any provision of its partnership agreement or, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Acquiror is a party or by which it is bound or to which any of its assets is subject.

         3.4 Financial Ability. Acquiror has the financial ability to perform its obligations under this Agreement.

         4. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Company.

         4.1 Correctness of Representations and Warranties. Each of the representations and warranties of Acquiror contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Closing Date with the same effect as if made on the Closing Date.

         4.2 Performance of Covenants and Agreements. All of the covenants and agreements of Acquiror contained in this Agreement and required to be performed by Acquiror before the Closing Date shall have been performed in all respects, and Acquiror shall each have executed and delivered to the Company at Closing a certificate to that effect.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         5.1 General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 4 and Section 6).

         5.2 Full Access. The Company and the Agent shall permit representatives of Acquiror to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         5.3 Notice of Developments. The Company and the Agent will give prompt written notice to Acquiror of any material adverse development causing a breach of any of the representations and warranties of the Company herein. Acquiror will give prompt written notice to Company and the Agent of any material adverse development causing a breach of any of its own representations and warranties. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.4 Notice to Creditors. The Company shall have provided notice of the bankruptcy proceedings and Plan to all known creditors, including, without limitation, all taxing authorities and all Parties with contingent claims against or interests in the Company and shall have provided Acquiror with evidence of such notice.

         5.5 Notice of Taxes. The Company shall immediately give Acquiror written notice if an audit is commenced by any taxing authority, a Tax or adjustment is asserted by any taxing authority, or an error is discovered relating to any Return that was or should have been filed by the Company or any of its Subsidiaries for which the statute of limitations is not closed or if the representations and warranties contained in Section 2 are no longer true and correct.

         5.6 No Legal Bar.

         (a) There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

         (b) None of the parties hereto shall be prohibited by any law, order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no action or proceeding shall then be pending that questions the validity of this Agreement, any of the transactions contemplated hereby or any action that has been taken by any of the parties or any corporate entity, in connection herewith, or in connection with any of the transactions contemplated hereby.

         (c) The Confirmation Order shall have become a Final Order.

         6. Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by the
Acquiror:

         6.1 Correctness of Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct in all respects on the Closing Date with the same effect as if made on the Closing Date, and the Company and the Agent shall have executed and delivered to the Acquiror at Closing a certificate of an officer of the Company and a certificate signed by the Agent to that effect.

         6.2 Performance of Covenants and Agreements. All of the covenants and agreements of the Company contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all respects, and the Company and the Agent shall have delivered to Acquiror at Closing a certificate of the Company and the Agent, as the case may be, to that effect.

         6.3 Opinion of Counsel for the Company. Acquiror shall have received an opinion of counsel from Stutsman & Thames, P.A., counsel for the Company in form and substance reasonably satisfactory to Acquiror and dated the Closing Date. In rendering such opinion, counsel may rely upon certificates of public officials and upon certificates of officers of the Company as to factual matters.

         6.4 Additional Closing Documents. The Company and the Agent shall have delivered to Acquiror at or prior to the Closing Date such additional documents as the Acquiror and its counsel may reasonably request in order to enable Acquiror to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

         6.5 No Legal Bar.

         (a) There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages with respect thereto.

         (b) None of the parties hereto shall be prohibited by any law, order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no action or proceeding shall then be pending that questions the validity of this Agreement, any of the transactions contemplated hereby or any action that has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

         (c) The Confirmation Order shall have become a Final Order.

         6.6 Liabilities. All liabilities and indebtedness of the Company shall have been discharged by the Bankruptcy Court as against the Company or any Subsidiaries including, but not limited to, any penalties, fines, claims, or liabilities of any kind assertable or asserted against the Company as a direct or indirect result of either:

         (a) any operations by or business conducted by the Company or any Subsidiaries, or any interest of the Company or any Subsidiaries, directly or indirectly, in any real property previously owned or operated by the Company or any Subsidiaries; or

         (b) any failure of the Company or any Subsidiaries, before the date of this Agreement, to obtain or maintain any permit or license necessary under any environmental law, to make any governmental filing required by any environmental law (including, without limitation, any filing required by any law concerning emergency planning), or to comply with any environmental law.

         6.7 Assets and Liabilities. Except for Acquisition Sub, all assets and liabilities of the Company shall have been transferred and assigned to the Liquidating Trust.


         6.8 Contracts. All contracts not specifically disclosed pursuant to this Agreement and all contracts the Company elects to reject shall be rejected pursuant to the Plan.

         6.9 Stockholders. All claims of stockholders of the Company, including but not limited to, federal and state securities law violations, if any, will be discharged.

         7. Indemnification.

         7.1 Indemnification by the Company. The Company shall indemnify and hold harmless Acquiror, its officers, directors, employees, attorneys and agents and controlling persons from any liability, damage, deficiency, loss, penalty, cost or expense, including attorneys fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation (being hereafter referred to in this Section 7 as "Costs"), arising from or attributable to any breach of any representation, warranty or agreement made by the Company herein or in any certificate delivered in connection with the transaction contemplated herein.

         7.2 Indemnification by the Agent. The Agent shall indemnify and hold harmless Acquiror, its officers, directors, employees, attorneys and agents and controlling persons from Costs arising from or attributable to any breach of any representation, warranty or agreement made by the Agent herein or in any certificate delivered in connection with the transaction contemplated herein.

         7.3 Indemnification by Acquiror. Acquiror shall indemnify and hold harmless the Company and its officers, directors, employees, agents and controlling persons from Costs arising from or attributable to any breach of any representation, warranty or agreement made by Acquiror herein or in any certificate delivered in connection with the transaction contemplated herein.

         7.4   Procedures   for   Resolution   and   Payment   of   Claims   for
Indemnification.

         (a) If a party entitled to be indemnified under this Section 7 (the "Indemnitee") shall incur any Costs or determine that it is likely to incur any Costs, including without limitation claims by third parties, and believes that it is entitled to be indemnified against such Costs by another party hereunder (the "Indemnitor"), such Indemnitee shall deliver to the Indemnitor a certificate (an "Indemnity Certificate") signed by the Indemnitee which Indemnitee Certificate shall:

                  (i) state that the Indemnitee has paid or properly accrued Costs, or anticipates that it will incur liability for Costs for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and

                  (ii) specify in reasonable detail each individual item of Cost included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder.

         (b) In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnity Certificate, the Indemnitor shall within 30 days after receipt by the Indemnitor of such Indemnity Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the 30-day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a writing setting forth such agreement.

         (c) Claims for Costs specified in any Indemnity Certificate to which an Indemnitor shall not object in writing, claims for Costs covered by a written agreement of the nature described in Section 7.4(b), claims for Costs the validity and amount of which have been the subject of arbitration as described in Section 7.4(b) and claims for Costs the validity and amount of which shall have been the subject of a final judicial determination are hereinafter referred to, collectively, as "Agreed Claims."

         (d) Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Costs for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be satisfactory to such Indemnitee, and the payment of expenses), which assumption shall not be deemed an admission of liability for indemnification. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitor. No Indemnitor shall be liable to indemnify any Indemnitee for any settlement of any such action or claim effected without the consent of the Indemnitor but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff in any such action, the Indemnitor shall jointly and severally indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment. If an Indemnitor assumes the defense of an Indemnitee against a claim asserted hereunder, the Indemnitee shall give the Indemnitor access to the Company's books and records as necessary to conduct such defense and cooperate in such defense.

         8. Termination.

                  8.1 This Agreement shall terminate at any time prior to the Closing as follows:

                           (a) By the mutual written  consent of the Company and
                  Acquiror; or

                           (b) By Acquiror,  upon written  notice to the Company
                  or the Agent that any of the conditions to the obligations of Acquiror in Section 6 have not been fulfilled or waived on or prior to the Closing or the Company or the Agent shall have failed to comply with any term or condition of this Agreement.

                  8.2 If this  Agreement is terminated  by Acquiror  pursuant to
         Section 8.1, the Company and the Agent, but only to the extent the Agent is able, shall cause the reimbursement to Acquiror, and Acquiror shall be entitled to receive, any funds paid by Acquiror pursuant to
         Section 1.2(a).

         9. Miscellaneous Provisions.

                  9.1 Construction.

                  (a)  THIS  AGREEMENT   SHALL  BE  CONSTRUED  AND  ENFORCED  IN
         ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (b) EXCEPT AS EXPRESSLY PROVIDED IN THE PLAN, THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS COUNTY, TEXAS. EXCEPT AS EXPRESSLY PROVIDED IN THE PLAN, ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT EVIDENCING OR RELATING TO THE RIGHTS OR OBLIGATIONS OR ANY PARTY THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. THE PARTIES AGREE THAT SERVICE OF PROCESS UPON THEM MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT THEIR ADDRESSES SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT EVIDENCING OR RELATING TO THE OBLIGATIONS OR ANY PARTY THEREOF SHALL AFFECT THE RIGHT OF ACQUIROR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ACQUIROR TO BRING ANY ACTION OR PROCEEDING IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY THE COMPANY OR THE AGENT AGAINST ACQUIROR SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS, TEXAS.

                  9.2 Notices. All notices and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy, telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                  If to Acquiror:        Paul Fagan
                                         Nineteenth Investment Corporation
                                         1750 Regal Row, Suite 1010
                                         Dallas, Texas 75235
                                         Facsimile:  (214) 599-6304

                  With a copy to:        Ronald J. Frappier, Esq.
                                         Jenkens & Gilchrist, a
                                         Professional Corporation
                                         1445 Ross Avenue Suite 3200
                                         Dallas, Texas 75202
                                         Facsimile: (214) 855-4300

                  If to the Company:     Cardiac Control Systems, Inc.
                                         c/o W. Alan Walton
                                         Cardiac Control Systems, Inc.
                                         16 College Court
                                         Palm Coast, Florida  32137

                  With a copies to:      Mr. Michael E. Moecker
                                         Michael Moecker & Associates, Inc.
                                         3123 Commerce Parkway
                                         Miramar, Florida 33025
                                         [Facsimile:____________]

                                         Richard R. Thames, Esq.
                                         Stutsman & Thames, P.A.
                                         121 West Forsyth Street, Suite 600
                                         Jacksonville, Florida  32202
                                         Facsimile: (904) 358-4001

                  If to the Agent:       Krista A. Kersey, President
                                         Kersey, Scillia, Forster & Brooks, Inc.
                                         333 N. New River Dr. East, Suite 3000
                                         Fort Lauderdale, FL  33301
                                         Facsimile: (954) 524-1331

         9.3 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

         9.4 Amendments and Waivers. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who is entitled to assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. This Agreement and the Schedules hereto may be modified only by a written instrument duly executed by the parties hereto.

         9.5 Attorneys' Fees. In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

         9.6 Binding Nature of Agreement. The Agreement includes each of the Schedules and Exhibits that are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assigns.

         9.7 Expenses. The costs and expenses and the professional fees and disbursements incurred by the Company in connection herewith shall be borne by the Company. The costs and expenses of Acquiror, shall be borne by Acquiror.

         9.8 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof.

         9.9 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         9.10 Counterparts; Section Headings. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The headings of each section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

         9.11 Public Announcements. Acquiror and the Company will consult with each other before the issuance of any press release or otherwise making any public statements with respect to this Agreement and no press release or public statement shall be made by any party hereto prior to an agreement among the Company and Acquiror as to the content of any such release, except as may be required by law.

         9.12 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

                            [Signature page follows.]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                      REMODELERS HOLDINGS, INC.



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      CARDIAC CONTROL SYSTEMS, INC.



                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------

                                     NINETEENTH ACQUISITION SUB, INC.



                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------


                                     KERSEY, SCILLIA, FORSTER & BROOKS, INC.



                                     By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                    EXHIBIT A

                                    EXHIBIT B